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                                                                    EXHIBIT 23.5



                                 June 23, 1999



Williams Communications Group, Inc.


One Williams Center


Tulsa, Oklahoma 74172



     The undersigned hereby consents to serve as a director of Williams Communications Group, Inc., a Delaware corporation, and to all references to him and to his professional history in the Registration Statements on Form S-1 of Williams Communications Group, Inc., and any other required filings with the Securities and Exchange Commission. The undersigned further consents to the filing of this consent as an exhibit to any such filing.



                                                  /s/ H. BRIAN THOMPSON

                                            ------------------------------------

                                            Name: H. Brian Thompson